SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 29, 1997


                           EINSTEIN/NOAH BAGEL CORP
               Exact Name of registrant specified in its charter


             Delaware                  0-21097                84-1294908
          (State or other          (Commission File       (IRS Employer
           Jurisdiction of           Number)                Identification No.)
           Incorporation)


                           14123 DENVER WEST PARKWAY
                            GOLDEN, CO  80401-4086

                    Address of principal executive offices
                Registrant's telephone number:  (303) 215-9300



          ITEM 5.   OTHER EVENTS

          BANK COMMITMENT LETTER.

                    On October 29, 1997, Einstein/Noah Bagel Corp. (the "Company"), signed a commitment letter with respect to new term and revolving credit facilities (the "New Credit Facilities") with Bank of America National Trust and Savings Association, LaSalle National Bank and General Electric Capital Corporation (collectively, the "Lenders"). The New Credit Facilities consist of a $30 million secured term loan facility (the "Term Loan") and a $40 million secured revolving credit facility (the "Revolving Credit Facility"). The New Credit Facilities are subject to the negotiation of definitive documentation and certain other customary conditions.

          ACQUISITION OF CONTROL OF AREA DEVELOPERS

                    In addition, the Company announced that its
          Board of Directors has recommended that the Company acquire a majority interest in its five area developers, Colonial Bagels, L.P., Great Lakes Bagels, L.P., Gulfstream Bagels, L.P., Noah's Pacific, L.L.C. and Sunbelt Bagels, L.L.C. (the "Area Developers"), and has appointed a special committee in connection with such proposed acquisition. Among other things, the committee will consider a proposal by the Company's management to convert the secured loans made by the Company to the Area Developers into majority ownership of each Area Developer (the "Conversion") and to merge the Area Developers into
          a single entity (the "Area Developer Merger").   The
          proposed Conversion would result in the Company owning approximately 75% of the outstanding equity in each of its Area Developers with the remaining equity interest continuing to be owned by area developer management and other private investors. If the Conversion is completed, the Company will consolidate the Area Developers' operations in its financial statements. In such a consolidation, store sales and profits, and Area Developer overhead would be reflected on the Company's financial statements.

                    If the proposed Conversion is completed, the Company would expect to report positive cash flow after overhead in 1998, but depreciation and goodwill amortization associated with the proposed Conversion are expected to result in net losses for the year.

                    The Conversion and the Area Developer Merger would be subject to various approvals, including approval of the Conversion and determination of the terms thereof by the special committee and approval of the Conversion, the Area Developer Merger and certain related matters by equity owners of the Area Developers. If approved, the Company expects that the Conversion would be completed before the end of the year.

          FORWARD LOOKING STATEMENTS

                    Certain statements in this Current Report on Form 8-K constitute "forward-looking statements" and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company, its area developers, Einstein Bros. Bagels stores and Noah's New York Bagels stores to be materially different from any performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: competition; success of operating initiatives; development and operating costs; achievement of development schedules; advertising and promotional efforts; brand awareness; adverse publicity; acceptance of new product offerings; availability, locations and terms of sites for store development; changes in business strategy or development plans; availability and terms of capital; food, labor and employee benefit costs; changes in government regulation; regional weather conditions; and other factors referenced in the Company's filings with the Securities and Exchange Commission. All forward-looking statements relating to the proposed transactions with the Company's Area Developers are subject to, among other things, various board, special committee, regulatory and other approvals, and negotiation of definitive agreements on acceptable terms.




                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Einstein/Noah Bagel Corp.
                                              (Registrant)

                                        By:  /s/ Paul A. Strasen
                                             ------------------------
                                        Name:  Paul A. Strasen
                                        Title:  Senior Vice President

          Date:  October 30, 1997